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                     National Bank of Commerce in Superior
                        A National Banking Association
                               1127 Tower Avenue
                           Superior, Wisconsin 54880

                                     PROXY

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby constitutes and appoints Daniel N. Wallin and Eugene G. McGillis, and either of them, as proxy or proxies (the "Proxies"), each with the power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of National Bank of Commerce in Superior (the "Bank") held of record by the undersigned at the close of business on _______________, 1998 at the Special Meeting of Shareholders of the Bank (the "Special Meeting") to be held ____________, 1998 or any adjournment thereof.

     1.   PROPOSAL TO APPROVE THE FOLLOWING RESOLUTION:

     RESOLVED, that the Agreement and Plan of Merger dated as of January 27, 1998 ("Reorganization Agreement") by and among NATCOM Bancshares, Inc., National Bank of Commerce in Superior and National Interim Bank of Commerce in Superior whereby (i) National Bank of Commerce in Superior, as the national bank resulting from the merger under the Reorganization Agreement, will become a wholly-owned subsidiary of NATCOM Bancshares, Inc. and (ii) shareholders of National Bank of Commerce in Superior, as it currently exits, will become shareholders of NATCOM Bancshares, Inc., is hereby authorized and approved.

               / / FOR        / / AGAINST         / / ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting; management is not presently aware of any such matters to be presented for action at the Special Meeting.

     The undersigned hereby ratifies and confirms all actions that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.

            (Please sign and date this Proxy on the reverse side.)

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     This Proxy, when properly executed, shall be voted in the manner indicated
by the undersigned shareholder, but if no direction is made, this Proxy will be voted FOR the Reorganization Agreement.

                              Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).

                              Dated: _____________________________, 1998

                              _________________________________________
                              Signature

                              _________________________________________
                              Signature if held jointly

                (PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                    PROMPTLY, USING THE ENCLOSED ENVELOPE.)